Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Form 10-Q”) of Grayson Bankshares, Inc. (the “Company”), we, Jacky K. Anderson, Chief Executive Officer of the Company, and Blake M. Edwards, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)
the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

Date: May 15, 2012	By:	/s/Jacky K. Anderson
Jacky K. Anderson
Chief Executive Officer

Date: May 15, 2012	By:	/s/Blake M. Edwards
Blake M. Edwards
Chief Financial Officer